Contract:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873-2611
Fax:	(219) 874-9280
Date:	October 28, 2020

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Michigan City, Indiana, October 28, 2020 (GLOBE NEWSWIRE) — (NASDAQ GS: HBNC) — Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced its unaudited financial results for the three and nine months ending September 30, 2020.

“Horizon is successfully navigating through these challenging times, thanks to our team’s unwavering focus on our communities, customers and our culture of accountability and operating discipline,” Chairman and CEO Craig M. Dwight said. “In the third quarter, we saw a healthy recovery in earnings and meaningful growth in pre–tax, pre–provision income, as Horizon maintained sound asset quality metrics and continued to conservatively build reserves, tightly managed operating expenses, stabilized net interest income and margin, and benefited from very strong performance from our mortgage business. In addition, in future periods, we expect to benefit from efforts initiated in the early fourth quarter to deleverage and optimize returns on earning assets.”

Third Quarter 2020 Highlights

•Earned net income of $20.3 million, or $0.46 diluted earnings per share, compared to $14.6 million, or $0.33 diluted earnings per share, for the second quarter of 2020 and $20.5 million, or $0.46 diluted earnings per share, for the third quarter of 2019.

•Grew pre–tax, pre–provision net income to $26.7 million for the quarter, compared to $23.7 million for the second quarter of 2020 and $24.9 million for the third quarter of 2019. This non–GAAP financial measure is utilized by banks to provide a greater understanding of pre–tax profitability before giving effect to credit loss expense. (See the “Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Net Income” table below.)

•Reported return on average assets (“ROAA”) of 1.40% and return on average common equity (“ROACE”) of 12.08% in the quarter, as well as adjusted ROAA of 1.34% and adjusted ROACE of 11.55%, excluding the impact of gains on sale of investment securities, net of tax. (See the “Non–GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity” tables below.)

•Increased the allowance for credit losses (“ACL”) 2.2% during the quarter and 218.8% year–to–date to $56.3 million at period end, representing 1.39% of total loans, reflecting implementation of the Current Expected Credit Losses (“CECL”) accounting method and prudent increases in the Company’s general reserves. ACL at period end also represented 1.51% of loans excluding $310.8 million in Federal Paycheck Protection Program (“PPP”) loans, and 192.1% of non–performing loans.

•Maintained solid asset quality metrics, including non–performing and delinquent loans representing 0.72% and 0.15% of total loans, respectively, at September 30, 2020, while net charge–offs were 0.02% of average loans for the period.

•COVID–19 deferral levels improved to 4.1% of total loans at period end, from 14.3% on June 30, 2020.

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results
•Reported non–interest expense of $33.4 million, representing 2.30% of average assets on an annualized basis compared to 2.18% for the second quarter of 2020 and 2.34% for the third quarter of 2019.

•Improved the efficiency ratio in the period to 55.59% compared to 56.23% for the second quarter of 2020. (See the “Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio” tables below.)

•Generated record gain on mortgage loan sales of $8.8 million, up 33.1% from the linked quarter and 226.2% from the prior year period, and originated $207.1 million in mortgage loans during the quarter, down 18.1% from the record second quarter of 2020 and up 71.0% from the third quarter of 2019.

•Reported net interest margin of 3.39% and adjusted net interest margin of 3.27%, with each declining by 8 basis points from the second quarter of 2020. (See the “Non–GAAP Reconciliation of Net Interest Margin” table for the definition of this non–GAAP calculation). An estimated 1 basis points of compression is attributed to PPP lending and an estimated 10 basis points of compression is attributed to subordinated notes during the quarter, for both net interest margin and adjusted net interest margin.

•Horizon’s tangible book value per share increased from $10.63 at December 31, 2019 to $11.29 at September 30, 2020, which includes the accounting adjustment for CECL as of January 1, 2020. This represents the highest tangible book value per share in the Company’s history. (See the “Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share” tables below.)

•Maintained strong liquidity position including approximately $1.3 billion in cash and investment securities, which is approximately 22.4% of total assets, and approximately $928.0 million in unused availability on lines of credit, at September 30, 2020.

Summary

	For the Three Months Ended
	September 30,	June 30,	September 30,
Net Interest Income and Net Interest Margin	2020	2020	2019
Net interest income	$43,397	$42,996	$43,463
Net interest margin	3.39%	3.47%	3.82%
Adjusted net interest margin	3.27%	3.35%	3.67%

Mr. Dwight commented, “Our team continues to actively manage our net interest margin by focusing on interest spreads for all loan portfolios and lowering deposit rates. As a result, Horizon’s third quarter net interest margin declined only 8 basis points from the second quarter of this year which includes an additional estimated 1 basis points of compression from PPP lending and an additional estimated 10 basis points of compression attributed to subordinated notes.”

	For the Three Months Ended
	September 30,	June 30,	September 30,
Asset Yields and Funding Costs	2020	2020	2019
Interest earning assets	3.90%	4.05%	4.87%
Interest bearing liabilities	0.67%	0.74%	1.35%

	For the Three Months Ended
Non–interest Income and	September 30,	June 30,	September 30,
Mortgage Banking Income	2020	2020	2019
Total non–interest income	$16,700	$11,125	$11,514
Gain on sale of mortgage loans	8,813	6,620	2,702
Mortgage servicing income net of impairment	(1,308)	(2,760)	444

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

	For the Three Months Ended
	September 30,	June 30,	September 30,
Non–interest Expense	2020	2020	2019
Total non–interest expense	$33,407	$30,432	$30,060
Annualized non–interest expense to average assets	2.30%	2.18%	2.34%

	For the Three Months Ended
	September 30,	June 30,	September 30,
Credit Quality	2020	2020	2019
Allowance for credit losses to total loans	1.39%	1.38%	0.49%
Non–performing loans to total loans	0.72	0.70	0.52
Percent of net charge–offs to average loans outstanding for the period	0.02	0.01	0.02

		CECL Adoption
Allowance for	December 31,		January 1,	Net Reserve Build			September 30,
Credit Losses	2019	Impact	2020	1Q20	2Q20	3Q20	2020
Commercial	$11,996	$13,618	$25,614	$6,936	$6,597	$648	$39,795
Retail Mortgage	923	4,048	4,971	683	178	(368)	5,464
Warehouse	1,077	—	1,077	(22)	135	60	1,250
Consumer	3,671	4,911	8,582	599	(260)	889	9,810
Allowance for Credit Losses (“ACL”)	$17,667	$22,577	$40,244	$8,196	$6,650	$1,229	$56,319
ACL / Total Loans	0.49%		1.10%				1.39%
Acquired Loan Discount (“ALD”)	$20,228	$(2,786)	$17,442	$—	$—	$—	$12,933

Horizon’s asset quality metrics continued to remain favorable through the third quarter, with low levels of delinquency and other real estate owned and a moderate increase in non–performing loans. Horizon’s reserve build reflects adoption of CECL on January 1, 2020 and the increase in our quarterly allocations to cover potential future loan losses related to economic factors and the nature and characteristics of our loan portfolios, primarily related to the impact on non–essential businesses caused by COVID–19 closures and the slow pace of reopening and economic recovery. Through September 30, 2020, Horizon has not recorded any material specific loan losses attributed to COVID–19 closures.

Income Statement Highlights

Net income for the third quarter of 2020 was $20.3 million, or $0.46 diluted earnings per share, compared to $14.6 million, or $0.33, for the linked quarter and $20.5 million, or $0.46, for the prior year period.

Adjusted net income for the third quarter of 2020 was $19.4 million, or $0.45 diluted earnings per share, compared to $14.4 million, or $0.32, for the linked quarter and $20.3 million, or $0.45, for the prior year period. Adjusted net income, which is not calculated according to generally accepted accounting principles (“GAAP”), is a measure that Horizon uses to provide a greater understanding of operating profitability.

The increase in net income for the third quarter of 2020 when compared to the second quarter of 2020 reflects an increase in non–interest income of $5.6 million, an increase of $401,000 in net interest income and a decrease in credit loss expense of $5.0 million, offset by an increase in non–interest expense of $3.0 million and an increase in tax expense of $2.3 million.

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results
Third quarter 2020 non–interest income was reduced by a non–cash mortgage servicing asset impairment of $1.5 million recorded to reflect the national increase in mortgage prepayment speeds and past due levels and determined based on a third–party valuation of Horizon’s mortgage servicing asset. This was more than offset by record income from the gain on sale of mortgage loans, which grew to a record $8.8 million in the third quarter of 2020, up from $6.6 million in the linked quarter and $2.7 million in the prior year period.

Non–interest expense of $33.4 million in the third quarter of 2020 reflected a $3.2 million increase in salaries and employee benefits expense from the linked quarter. The increase in salaries and employee benefits expense reflected a catch-up in bonus related expense and the deferral of approximately $1.1 million in PPP loan origination costs in the second quarter of 2020, which will be amortized over the life of the PPP loans and would be recognized when the loans are forgiven or paid off.

The decrease in net income for the third quarter of 2020 when compared to the same prior year period reflects an increase in non–interest expense of $3.3 million, an increase in credit loss expense of $1.7 million and an increase in income tax expense of $322,000, offset by an increase in non–interest income of $5.2 million.

Net income for the first nine months of 2020 was $46.6 million, or $1.06 diluted earnings per share, compared to $48.0 million, or $1.11 diluted earnings per share, for the first nine months of 2019. Adjusted net income for the first nine months of 2020 was $45.0 million, or $1.02 diluted earnings per share, compared to $52.1 million, or $1.21 diluted earnings per share for the first nine months of 2019. The decrease in net income for the first nine months of 2020 when compared to the same prior year period reflects an increase in the provision for credit loss expense of $16.1 million and an increase in non–interest expense of $3.6 million, offset by an increase in net interest income of $8.0 million, an increase in non–interest income of $8.8 million and a decrease in tax expense of $1.5 million.

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
Net income as reported	$20,312	$14,639	$11,655	$18,543	$20,537	$46,606	$47,995
Merger expenses	—	—	—	—	—	—	5,650
Tax effect	—	—	—	—	—	—	(987)
Net income excluding merger expenses	20,312	14,639	11,655	18,543	20,537	46,606	52,658
(Gain) / loss on sale of investment securities	(1,088)	(248)	(339)	(10)	—	(1,675)	85
Tax effect	228	52	71	2	—	352	(18)
Net income excluding (gain) / loss on sale of investment securities	19,452	14,443	11,387	18,535	20,537	45,283	52,725
Death benefit on bank owned life insurance (“BOLI”)	(31)	—	(233)	—	(213)	(264)	(580)
Net income excluding death benefit on BOLI	19,421	14,443	11,154	18,535	20,324	45,019	52,145
Adjusted net income	$19,421	$14,443	$11,154	$18,535	$20,324	$45,019	$52,145

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
Diluted earnings per share (“EPS”) as reported	$0.46	$0.33	$0.26	$0.41	$0.46	$1.06	$1.11
Merger expenses	—	—	—	—	—	—	0.13
Tax effect	—	—	—	—	—	—	(0.02)
Diluted EPS excluding merger expenses	0.46	0.33	0.26	0.41	0.46	1.06	1.22
(Gain) / loss on sale of investment securities	(0.02)	(0.01)	(0.01)	—	—	(0.04)	—
Tax effect	0.01	—	—	—	—	0.01	—
Diluted EPS excluding (gain) / loss on sale of investment securities	0.45	0.32	0.25	0.41	0.46	1.03	1.22
Death benefit on bank owned life insurance (“BOLI”)	—	—	(0.01)	—	(0.01)	(0.01)	(0.01)
Diluted EPS excluding death benefit on BOLI	0.45	0.32	0.24	0.41	0.45	1.02	1.21
Adjusted diluted EPS	$0.45	$0.32	$0.24	$0.41	$0.45	$1.02	$1.21

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
Pre–tax income	$24,638	$16,632	$13,239	$22,463	$24,541	$54,509	$57,378
Credit loss expense	2,052	7,057	8,600	340	376	17,709	1,636
Pre–tax, pre–provision income	$26,690	$23,689	$21,839	$22,803	$24,917	$72,218	$59,014

Pre–tax, pre–provision income	$26,690	$23,689	$21,839	$22,803	$24,917	$72,218	$59,014
Merger expenses	—	—	—	—	—	—	5,650
(Gain) / loss on sale of investment securities	(1,088)	(248)	(339)	(10)	—	(1,675)	85
Death benefit on BOLI	(31)	—	(233)	—	(213)	(264)	(580)
Adjusted pre–tax, pre–provision income	$25,571	$23,441	$21,267	$22,793	$24,704	$70,279	$64,169

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results
Horizon’s net interest margin decreased to 3.39% for the third quarter of 2020 compared to 3.47% for the second quarter of 2020. The decrease in net interest margin reflects a decrease in the yield of interest earning assets of 15 basis points, offset by a decrease in the cost of interest bearing liabilities of 7 basis points. Interest income from acquisition–related purchase accounting adjustments was $65,000 lower during the third quarter of 2020 when compared to the second quarter of 2020.

Horizon’s net interest margin decreased to 3.39% for the third quarter of 2020 when compared to 3.82% for the third quarter of 2019. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 97 basis points offset by a decrease in the cost of interest bearing liabilities of 68 basis points.

Horizon’s net interest margin decreased to 3.48% for the first nine months of 2020 when compared to 3.72% for the same prior year period. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 68 basis points offset by a decrease in the cost of interest bearing liabilities of 55 basis points.

The net interest margin was impacted during the second and third quarters of 2020 due to the PPP loans that were originated. Horizon estimates that the PPP loans compressed the net interest margin by 3 and 4 basis points for the second and third quarters, respectively. This assumes these PPP loans were not included in average interest earning assets or interest income and were primarily funded by the growth in non–interest bearing deposits. The compression to the net interest margin for the first nine months of 2020 using the same assumptions was estimated to be 3 basis points.

The net interest margin was also impacted during the second and third quarters of 2020 due to the issuance of $60.0 million in subordinated notes in June 2020. Horizon estimates that the subordinated notes compressed the net interest margin by 1 and 10 basis points for the second and third quarters, respectively. This assumes the subordinated notes were not included in average interest bearing liabilities or interest expense and were primarily offset by a reduction in cash. The compression to the net interest margin for the first nine months of 2020 using the same assumptions was estimated to be 4 basis points.

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
Net interest income as reported	$43,397	$42,996	$40,925	$41,519	$43,463	$127,318	$119,272
Average interest earning assets	5,251,611	5,112,636	4,746,202	4,748,217	4,623,985	5,037,540	4,376,841
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	3.39%	3.47%	3.56%	3.58%	3.82%	3.48%	3.72%

Net interest income as reported	$43,397	$42,996	$40,925	$41,519	$43,463	$127,318	$119,272
Acquisition–related purchase accounting adjustments (“PAUs”)	(1,488)	(1,553)	(1,434)	(1,042)	(1,739)	(4,475)	(4,548)
Adjusted net interest income	$41,909	$41,443	$39,491	$40,477	$41,724	$122,843	$114,724
Adjusted net interest margin	3.27%	3.35%	3.44%	3.49%	3.67%	3.36%	3.58%

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results
Net interest margin, excluding acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 3.27% for the third quarter of 2020 compared to 3.35% for the prior quarter and 3.67% for the third quarter of 2019. Interest income from acquisition–related purchase accounting adjustments was $1.5 million, $1.6 million and $1.7 million for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

Adjusted net interest margin was 3.36% for the first nine months of 2020 compared to 3.58% for the same prior year period. Interest income from acquisition–related purchase accounting adjustments was $4.5 million for both the nine months ended September 30, 2020 and 2019.

Lending Activity

Total loans were $4.04 billion, or $3.73 billion excluding PPP loans, on September 30, 2020. Total loans were $3.99 billion on June 30, 2020, $3.64 billion on December 31, 2019 and $3.67 billion on September 30, 2019. During the nine months ended September 30, 2020, commercial loans increased $275.0 million, mortgage warehouse loans increased $224.4 million, and loans held for sale increased $9.0 million, offset by a decrease in residential mortgage loans of $95.5 million and a decrease in consumer loans of $10.3 million.

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)
	September 30,	December 31,	Amount	Percent
	2020	2019	Change	Change
Commercial	$2,321,608	$2,046,651	$274,957	13.4%
Residential mortgage	675,220	770,717	(95,497)	(12.4)%
Consumer	658,884	669,180	(10,296)	(1.5)%
Subtotal	3,655,712	3,486,548	169,164	4.9%
Loans held for sale	13,053	4,088	8,965	219.3%
Mortgage warehouse	374,653	150,293	224,360	149.3%
Total loans	$4,043,418	$3,640,929	$402,489	11.1%
Residential mortgage lending activity for the three months ended September 30, 2020 generated a record $8.8 million in income from the gain on sale of mortgage loans, an increase of $2.2 million from the second quarter of 2020 and $6.1 million from the third quarter of 2019. Total origination volume for the third quarter of 2020, including loans placed into the portfolio, totaled $207.1 million, representing a decrease of 18.1% from record second quarter 2020 levels, and an increase of 71.0% from the third quarter of 2019. As a percentage of total originations, 50% of the volume was for refinances and 50% was for new purchases during the third quarter of 2020. Total origination volume of loans sold to the secondary market totaled $166.4 million, representing a decrease of 13.5% from the second quarter of 2020 and an increase of 75.1% from the third quarter of 2019.

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results
Expense Management

	Three Months Ended
	September 30,			June 30,
	2020			2020			Adjusted
Non–interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$18,832	$—	$18,832	$15,629	$—	$15,629	$3,203	20.5%
Net occupancy expenses	3,107	—	3,107	3,190	—	3,190	(83)	(2.6)%
Data processing	2,237	—	2,237	2,432	—	2,432	(195)	(8.0)%
Professional fees	688	—	688	518	—	518	170	32.8%
Outside services and consultants	1,561	—	1,561	1,759	—	1,759	(198)	(11.3)%
Loan expense	2,876	—	2,876	2,692	—	2,692	184	6.8%
FDIC insurance expense	570	—	570	235	—	235	335	142.6%
Other losses	114	—	114	193	—	193	(79)	(40.9)%
Other expense	3,422	—	3,422	3,784	—	3,784	(362)	(9.6)%
Total non–interest expense	$33,407	$—	$33,407	$30,432	$—	$30,432	$2,975	9.8%
Annualized non–interest expense to average assets	2.30%		2.30%	2.18%		2.18%

Total non–interest expense was $3.0 million higher in the third quarter of 2020 when compared to the second quarter of 2020. Increased salaries and employee benefits reflected higher performance–based compensation accruals following improved financial performance in the second half of this year, as well as the second quarter deferral of approximately $1.1 million in PPP loan origination costs that will be amortized over the life of the PPP loans and recognized when the loans are forgiven or paid off. Higher FDIC insurance expense reflected significant growth in deposits through the end of the third quarter of 2020. Loan expense and professional fees were partially offset by decreases in other expense, outside services and consultants and data processing.

	Three Months Ended
	September 30,			September 30,
	2020			2019			Adjusted
Non–interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$18,832	$—	$18,832	$16,948	$—	$16,948	$1,884	11.1%
Net occupancy expenses	3,107	—	3,107	3,131	—	3,131	(24)	(0.8)%
Data processing	2,237	—	2,237	2,140	—	2,140	97	4.5%
Professional fees	688	—	688	335	—	335	353	105.4%
Outside services and consultants	1,561	—	1,561	1,552	—	1,552	9	0.6%
Loan expense	2,876	—	2,876	2,198	—	2,198	678	30.8%
FDIC insurance expense	570	—	570	(273)	—	(273)	843	(308.8)%
Other losses	114	—	114	90	—	90	24	26.7%
Other expense	3,422	—	3,422	3,939	—	3,939	(517)	(13.1)%
Total non–interest expense	$33,407	$—	$33,407	$30,060	$—	$30,060	$3,347	11.1%
Annualized non–interest expense to average assets	2.30%		2.30%	2.34%		2.34%

Total non–interest expense was $3.3 million higher in the third quarter of 2020 when compared to the third quarter of 2019. Increases in salaries and employee benefits, FDIC insurance expense, loan expense and professional fees were offset in part by a decrease in other expense.

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

	Nine Months Ended
	September 30,			September 30,
	2020			2019			Adjusted
Non–interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$51,052	$—	$51,052	$48,365	$(484)	$47,881	$3,171	6.6%
Net occupancy expenses	9,549	—	9,549	9,051	(75)	8,976	573	6.4%
Data processing	7,074	—	7,074	6,245	(360)	5,885	1,189	20.2%
Professional fees	1,742	—	1,742	1,426	(392)	1,034	708	68.5%
Outside services and consultants	5,235	—	5,235	6,737	(2,466)	4,271	964	22.6%
Loan expense	7,667	—	7,667	6,195	(2)	6,193	1,474	23.8%
FDIC insurance expense	955	—	955	252	—	252	703	279.0%
Other losses	427	—	427	363	(71)	292	135	46.2%
Other expense	11,287	—	11,287	12,748	(1,800)	10,948	339	3.1%
Total non–interest expense	$94,988	$—	$94,988	$91,382	$(5,650)	$85,732	$9,256	10.8%
Annualized non–interest expense to average assets	2.29%		2.29%	2.53%		2.38%

Total non–interest expense was $3.6 million higher for the first nine months of 2020 when compared to the same prior year period. Increases in salaries and employee benefits, loan expenses, data processing, FDIC insurance expense and net occupancy expenses were offset in part by decreases in outside services and consultants expense and other expense.

Annualized non–interest expense as a percent of average assets were 2.30%, 2.18% and 2.34% for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

Annualized non–interest expense as a percent of average assets were 2.29% and 2.53% for the nine months ended September 30, 2020 and 2019, respectively. Annualized non–interest expense, excluding merger expenses, as a percent of average assets were 2.29% and 2.38% for the nine months ended September 30, 2020 and 2019, respectively.

Income tax expense totaled $4.3 million for the third quarter of 2020, an increase of $2.3 million when compared to the second quarter of 2020 and an increase of $322,000 when compared to the third quarter of 2019. The increase in income tax expense in the third quarter of 2020 compared to the second quarter of 2020 and the third quarter of 2019 was primarily due to increases in income before taxes of $8.0 million and $97,000, respectively.
Income tax expense totaled $7.9 million for the nine months ended September 30, 2020, a decrease of $1.5 million when compared to the same prior year period. The decrease in income tax expense was primarily due to a decrease in income before taxes of $2.9 million.

Capital

The capital resources of the Company and Horizon Bank (the “Bank”) exceeded regulatory capital ratios for “well capitalized” banks at September 30, 2020. Stockholders’ equity totaled $670.3 million at September 30, 2020 and the ratio of average stockholders’ equity to average assets was 11.90% for the nine months ended September 30, 2020.

Capital levels benefited from the Company’s previously disclosed public offering of subordinated notes raising $60.0 million in June 2020. Horizon’s fortress balance sheet at September 30, 2020 maintained adequate regulatory capital ratios when stress testing for highly adverse scenarios.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of September 30, 2020.

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk–weighted assets)
Consolidated	$640,728	14.38%	$356,455	8.00%	$467,847	10.50%	N/A	N/A
Bank	514,974	11.56%	356,383	8.00%	467,753	10.50%	$445,479	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	601,331	13.49%	267,456	6.00%	378,896	8.50%	N/A	N/A
Bank	475,588	10.67%	267,435	6.00%	378,866	8.50%	356,580	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	485,235	10.89%	200,510	4.50%	311,905	7.00%	N/A	N/A
Bank	475,588	10.67%	200,576	4.50%	312,007	7.00%	289,721	6.50%
Tier 1 capital (to average assets)
Consolidated	601,331	10.82%	222,304	4.00%	222,304	4.00%	N/A	N/A
Bank	475,588	8.57%	221,978	4.00%	221,978	4.00%	277,473	5.00%

“The strength and resilience of Horizon’s business is demonstrated by the Company’s strong operating fundamentals, ability to consistently generate retained earnings and growth in tangible book value per share and the Company’s healthy capital position overall,” said Mr. Dwight. “Accordingly, we will continue to be opportunistic with share repurchases under our current buyback authorization, and we remain committed to maintaining our current quarterly cash dividend.”

Liquidity

The Bank maintains a stable base of core deposits provided by long–standing relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayment, investment security sales and maturities, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). At September 30, 2020, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $928.0 million in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Discount Window. The Bank had approximately $517.2 million of unpledged investment securities at September 30, 2020.

Branch Network and Customer Experience

Horizon continues to implement its disciplined approach to enhancing the efficiency of its branch network on an ongoing basis, while leveraging technology to enhance the customer experience. At the same time, the Bank continues to invest in growth opportunities within its Midwest footprint, converting its Troy, Michigan loan production office into a full–service branch during the third quarter of 2020.

During the third quarter, Horizon also fully implemented live online chat support. During the fourth quarter the Bank expects to implement fully online and mobile enabled deposit account opening capabilities, for the convenience of new and prospective customers.

Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, net interest margin, total loans and loan growth, the allowance for credit losses, tangible stockholders’ equity, tangible book value per share, efficiency ratio, the return on average assets, the return on average equity and pre–tax, pre–

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results
provision income. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP figures identified herein and their most comparable GAAP measures.

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Total stockholders’ equity	$670,293	$652,206	$630,842	$656,023	$642,711
Less: Intangible assets	175,107	176,020	176,961	177,917	178,896
Total tangible stockholders’ equity	$495,186	$476,186	$453,881	$478,106	$463,815
Common shares outstanding	43,874,353	43,821,878	43,763,623	44,975,771	44,969,021
Book value per common share	$15.28	$14.88	$14.41	$14.59	$14.29
Tangible book value per common share	$11.29	$10.87	$10.37	$10.63	$10.31

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
Non–interest expense as reported	$33,407	$30,432	$31,149	$30,650	$30,060	$94,988	$91,382
Net interest income as reported	43,397	42,996	40,925	41,519	43,463	127,318	119,272
Non–interest income as reported	$16,700	$11,125	$12,063	$11,934	$11,514	$39,888	$31,124
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	55.59%	56.23%	58.79%	57.34%	54.68%	56.81%	60.76%

Non–interest expense as reported	$33,407	$30,432	$31,149	$30,650	$30,060	$94,988	$91,382
Merger expenses	—	—	—	—	—	—	(5,650)
Non–interest expense excluding merger expenses	33,407	30,432	31,149	30,650	30,060	94,988	85,732
Net interest income as reported	43,397	42,996	40,925	41,519	43,463	127,318	119,272
Non–interest income as reported	16,700	11,125	12,063	11,934	11,514	39,888	31,124
(Gain) / loss on sale of investment securities	(1,088)	(248)	(339)	(10)	—	(1,675)	85
Death benefit on BOLI	(31)	—	(233)	—	(213)	(264)	(580)
Non–interest income excluding (gain) / loss on sale of investment securities and death benefit on BOLI	$15,581	$10,877	$11,491	$11,924	$11,301	$37,949	$30,629
Adjusted efficiency ratio	56.64%	56.49%	59.43%	57.35%	54.89%	57.48%	57.19%

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
Average assets	$5,768,691	$5,620,695	$5,257,332	$5,250,574	$5,107,259	$5,549,696	$4,823,601
Return on average assets (“ROAA”) as reported	1.40%	1.05%	0.89%	1.40%	1.60%	1.12%	1.33%
Merger expenses	—	—	—	—	—	—	0.16
Tax effect	—	—	—	—	—	—	(0.03)
ROAA excluding merger expenses	1.40	1.05	0.89	1.40	1.60	1.12	1.46
(Gain) / loss on sale of investment securities	(0.08)	(0.02)	(0.03)	—	—	(0.04)	—
Tax effect	0.02	—	0.01	—	—	0.01	—
ROAA excluding (gain) / loss on sale of investment securities	1.34	1.03	0.87	1.40	1.60	1.09	1.46
Death benefit on BOLI	—	—	(0.02)	—	(0.02)	(0.01)	(0.02)
ROAA excluding death benefit on BOLI	1.34	1.03	0.85	1.40	1.58	1.08	1.44
Adjusted ROAA	1.34%	1.03%	0.85%	1.40%	1.58%	1.08%	1.44%

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
Average common equity	$668,797	$649,490	$667,588	$653,071	$640,770	$660,278	$589,766
Return on average common equity (“ROACE”) as reported	12.08%	9.07%	7.02%	11.26%	12.72%	9.43%	10.88%
Merger expenses	—	—	—	—	—	—	1.28
Tax effect	—	—	—	—	—	—	(0.22)
ROACE excluding merger expenses	12.08	9.07	7.02	11.26	12.72	9.43	11.94
(Gain) / loss on sale of investment securities	(0.65)	(0.15)	(0.20)	(0.01)	—	(0.34)	0.02
Tax effect	0.14	0.03	0.04	—	—	0.07	—
ROACE excluding (gain) / loss on sale of investment securities	11.57	8.95	6.86	11.25	12.72	9.16	11.96
Death benefit on BOLI	(0.02)	—	(0.14)	—	(0.13)	(0.05)	(0.13)
ROACE excluding death benefit on BOLI	11.55	8.95	6.72	11.25	12.59	9.11	11.83
Adjusted ROACE	11.55%	8.95%	6.72%	11.25%	12.59%	9.11%	11.83%

Conference Call

As previously announced, Horizon will host a conference call to review its third quarter financial results and operating performance.

Participants may access the live conference call on October 29, 2020 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 877–317–6789 from the United States, 866–450–4696 from Canada or 412–317–6789 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through November 5, 2020. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 412–317–0088 from other international locations, and entering the access code 10148396.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. is an independent, commercial bank holding company serving northern and central Indiana, and southern and central Michigan through its commercial banking subsidiary, Horizon Bank. Horizon may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results
Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10–K and its quarterly reports on Form 10–Q. Further, statements about the effects of the COVID–19 pandemic on our business, operations, financial performance, and prospects may constitute forward–looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward–looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us. Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Financial Highlights
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Balance sheet:
Total assets	$5,790,143	$5,739,262	$5,351,325	$5,246,829	$5,186,714
Investment securities	1,195,613	1,126,075	1,099,943	1,042,675	977,536
Commercial loans	2,321,608	2,312,715	2,050,402	2,046,651	2,046,165
Mortgage warehouse loans	374,653	300,386	223,519	150,293	155,631
Residential mortgage loans	675,220	704,410	757,529	770,717	796,497
Consumer loans	658,884	660,871	675,849	669,180	668,332
Earning assets	5,262,054	5,143,978	4,835,934	4,706,051	4,667,668
Non–interest bearing deposit accounts	1,016,646	981,868	709,978	709,760	756,707
Interest bearing transaction accounts	2,600,691	2,510,854	2,264,576	2,245,631	2,173,100
Time deposits	718,952	814,877	907,717	975,611	986,150
Borrowings	587,473	583,073	704,613	549,741	516,591
Subordinated notes	58,566	58,824	—	—	—
Junior subordinated debentures issued to capital trusts	56,491	56,437	56,374	56,311	56,250
Total stockholders’ equity	670,293	652,206	630,842	656,023	642,711

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Income statement:
Net interest income	$43,397	$42,996	$40,925	$41,519	$43,463
Credit loss expense	2,052	7,057	8,600	340	376
Non–interest income	16,700	11,125	12,063	11,934	11,514
Non–interest expense	33,407	30,432	31,149	30,650	30,060
Income tax expense	4,326	1,993	1,584	3,920	4,004
Net income	$20,312	$14,639	$11,655	$18,543	$20,537

Per share data:
Basic earnings per share	$0.46	$0.33	$0.26	$0.41	$0.46
Diluted earnings per share	0.46	0.33	0.26	0.41	0.46
Cash dividends declared per common share	0.12	0.12	0.12	0.12	0.12
Book value per common share	15.28	14.88	14.41	14.59	14.29
Tangible book value per common share	11.29	10.87	10.37	10.63	10.31
Market value – high	11.48	12.44	18.79	19.42	17.77
Market value – low	$9.05	$8.40	$7.97	$16.60	$15.93
Weighted average shares outstanding – Basis	43,862,435	43,781,249	44,658,512	44,971,676	45,038,021
Weighted average shares outstanding – Diluted	43,903,881	43,802,794	44,756,716	45,103,065	45,113,730

Key ratios:
Return on average assets	1.40%	1.05%	0.89%	1.40%	1.60%
Return on average common stockholders’ equity	12.08	9.07	7.02	11.26	12.72
Net interest margin	3.39	3.47	3.56	3.58	3.82
Allowance for credit losses to total loans	1.39	1.38	1.30	0.49	0.49
Average equity to average assets	11.59	11.56	12.70	12.44	12.55
Bank only capital ratios:
Tier 1 capital to average assets	8.57	8.48	9.43	9.49	9.35
Tier 1 capital to risk weighted assets	10.67	10.49	11.83	12.20	11.62
Total capital to risk weighted assets	11.56	11.74	12.67	12.65	12.08

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Nine Months Ended
	September 30,	September 30,
	2020	2019
Income statement:
Net interest income	$127,318	$119,272
Credit loss expense	17,709	1,636
Non–interest income	39,888	31,124
Non–interest expense	94,988	91,382
Income tax expense	7,903	9,383
Net income	$46,606	$47,995

Per share data:
Basic earnings per share	$1.06	$1.12
Diluted earnings per share	1.06	1.11
Cash dividends declared per common share	0.36	0.34
Book value per common share	15.28	14.29
Tangible book value per common share	11.29	10.31
Market value – high	18.79	17.82
Market value – low	$7.97	$15.50
Weighted average shares outstanding – Basis	44,099,862	42,995,082
Weighted average shares outstanding – Diluted	44,165,650	43,070,095

Key ratios:
Return on average assets	1.12%	1.33%
Return on average common stockholders’ equity	9.43	10.88
Net interest margin	3.48	3.72
Allowance for credit losses to total loans	1.39	0.49
Average equity to average assets	11.90	12.23
Bank only capital ratios:
Tier 1 capital to average assets	8.57	9.35
Tier 1 capital to risk weighted assets	10.67	11.62
Total capital to risk weighted assets	11.56	12.08

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Loan data:
Substandard loans	$88,286	$61,385	$61,322	$58,670	$62,130
30 to 89 days delinquent	5,513	4,029	12,017	7,729	10,204

Non–performing loans:
90 days and greater delinquent – accruing interest	331	123	246	146	34
Trouble debt restructures – accruing interest	1,825	2,039	2,115	3,354	3,491
Trouble debt restructures – non–accrual	2,704	3,443	3,360	2,006	1,807
Non–accrual loans	24,454	22,451	18,281	15,679	13,823
Total non–performing loans	$29,314	$28,056	$24,002	$21,185	$19,155
Non–performing loans to total loans	0.72%	0.70%	0.65%	0.58%	0.52%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Commercial	$39,795	$39,147	$32,550	$11,996	$12,082
Residential mortgage	5,464	5,832	5,654	923	1,449
Mortgage warehouse	1,250	1,190	1,055	1,077	1,041
Consumer	9,810	8,921	9,181	3,671	3,384
Total	$56,319	$55,090	$48,440	$17,667	$17,956

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Commercial	$488	$6	$(20)	$146	$192
Residential mortgage	136	24	17	40	(7)
Mortgage warehouse	—	—	—	—	—
Consumer	199	377	407	443	540
Total	$823	$407	$404	$629	$725
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.02%	0.01%	0.01%	0.02%	0.02%

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Commercial	$16,169	$14,238	$9,579	$7,347	$8,193
Residential mortgage	9,209	9,945	10,411	9,884	7,212
Mortgage warehouse	—	—	—	—	—
Consumer	3,936	3,873	4,012	3,954	3,750
Total	$29,314	$28,056	$24,002	$21,185	$19,155
Non–performing loans to total loans	0.72%	0.70%	0.65%	0.58%	0.52%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Commercial	$2,191	$2,374	$2,464	$3,698	$3,972
Residential mortgage	70	249	336	28	48
Mortgage warehouse	—	—	—	—	—
Consumer	80	20	13	—	24
Total	$2,341	$2,643	$2,813	$3,726	$4,044

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$45,307	$12	0.11%	$18,133	$115	2.52%
Interest earning deposits	28,428	53	0.74%	17,823	93	2.07%
Investment securities – taxable	447,762	1,639	1.46%	478,764	2,949	2.44%
Investment securities – non–taxable (1)	720,111	4,391	3.07%	462,997	3,099	3.36%
Loans receivable (2) (3)	4,010,003	44,051	4.39%	3,646,268	49,455	5.41%
Total interest earning assets	5,251,611	50,146	3.90%	4,623,985	55,711	4.87%
Non–interest earning assets
Cash and due from banks	94,039			66,970
Allowance for credit losses	(55,271)			(18,277)
Other assets	478,312			434,581
Total average assets	$5,768,691			$5,107,259

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$3,334,436	$3,616	0.43%	$3,132,852	$9,109	1.15%
Borrowings	577,447	1,662	1.15%	413,859	2,275	2.18%
Subordinated notes	58,716	895	6.06%	—	—	—%
Junior subordinated debentures issued to capital trusts	56,458	576	4.06%	54,433	864	6.30%
Total interest bearing liabilities	4,027,057	6,749	0.67%	3,601,144	12,248	1.35%
Non–interest bearing liabilities
Demand deposits	996,427			818,164
Accrued interest payable and other liabilities	76,410			47,181
Stockholders’ equity	668,797			640,770
Total average liabilities and stockholders’ equity	$5,768,691			$5,107,259

Net interest income / spread		$43,397	3.23%		$43,463	3.52%
Net interest income as a percent of average interest earning assets (1)			3.39%			3.82%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Nine Months Ended			Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$44,375	$125	0.38%	$14,778	$339	3.07%
Interest earning deposits	25,083	216	1.15%	21,938	284	1.73%
Investment securities – taxable	476,735	6,582	1.84%	469,330	8,929	2.54%
Investment securities – non–taxable (1)	652,339	12,294	3.19%	423,141	8,520	3.37%
Loans receivable (2) (3)	3,839,008	132,927	4.64%	3,447,654	136,862	5.32%
Total interest earning assets	5,037,540	152,144	4.13%	4,376,841	154,934	4.81%
Non–interest earning assets
Cash and due from banks	85,511			58,890
Allowance for credit losses	(42,864)			(18,053)
Other assets	469,509			405,923
Total average assets	$5,549,696			$4,823,601

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$3,286,648	$15,838	0.64%	$2,924,433	$24,923	1.14%
Borrowings	576,288	5,974	1.38%	462,575	8,391	2.43%
Subordinated notes	21,218	953	6.00%	—	—	—%
Junior subordinated debentures issued to capital trusts	56,398	2,061	4.88%	48,666	2,348	6.45%
Total interest bearing liabilities	3,940,552	24,826	0.84%	3,435,674	35,662	1.39%
Non–interest bearing liabilities
Demand deposits	879,840			760,717
Accrued interest payable and other liabilities	69,026			37,444
Stockholders’ equity	660,278			589,766
Total average liabilities and stockholders’ equity	$5,549,696			$4,823,601

Net interest income / spread		$127,318	3.29%		$119,272	3.42%
Net interest income as a percent of average interest earning assets (1)			3.48%			3.72%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Cash and due from banks	$99,126	$98,831
Interest earning time deposits	9,213	8,455
Investment securities, available for sale	1,015,343	834,776
Investment securities, held to maturity (fair value $191,612 and $215,147)	180,270	207,899
Loans held for sale	13,053	4,088
Loans, net of allowance for credit losses of $56,319 and $17,667	3,974,046	3,619,174
Premises and equipment, net	92,189	92,209
Federal Home Loan Bank stock	23,023	22,447
Goodwill	151,238	151,238
Other intangible assets	23,869	26,679
Interest receivable	20,456	18,828
Cash value of life insurance	96,198	95,577
Other assets	92,119	66,628
Total assets	$5,790,143	$5,246,829

Liabilities
Deposits
Non–interest bearing	$1,016,646	$709,760
Interest bearing	3,319,643	3,221,242
Total deposits	4,336,289	3,931,002
Borrowings	587,473	549,741
Subordinated notes	58,566	—
Junior subordinated debentures issued to capital trusts	56,491	56,311
Interest payable	2,481	3,062
Other liabilities	78,550	50,690
Total liabilities	5,119,850	4,590,806
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued 43,899,422 and 45,000,840 shares, Outstanding 43,874,353 and 44,975,771 shares	—	—
Additional paid–in capital	362,180	379,853
Retained earnings	284,835	269,738
Accumulated other comprehensive income	23,278	6,432
Total stockholders’ equity	670,293	656,023
Total liabilities and stockholders’ equity	$5,790,143	$5,246,829

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Interest income
Loans receivable	$44,051	$43,918	$44,958	$46,769	$49,455
Investment securities – taxable	1,704	2,321	2,898	3,054	3,157
Investment securities – non–taxable	4,391	4,105	3,798	3,575	3,099
Total interest income	50,146	50,344	51,654	53,398	55,711
Interest expense
Deposits	3,616	4,506	7,716	8,767	9,109
Borrowed funds	1,662	2,074	2,238	2,281	2,275
Subordinated notes	895	58	—	—	—
Junior subordinated debentures issued to capital trusts	576	710	775	831	864
Total interest expense	6,749	7,348	10,729	11,879	12,248
Net interest income	43,397	42,996	40,925	41,519	43,463
Credit loss expense	2,052	7,057	8,600	340	376
Net interest income after credit loss expense	41,345	35,939	32,325	41,179	43,087
Non–interest Income
Service charges on deposit accounts	2,154	1,888	2,446	2,766	2,836
Wire transfer fees	298	230	171	179	189
Interchange fees	2,438	2,327	1,896	1,996	2,138
Fiduciary activities	2,105	1,765	2,528	2,594	1,834
Gains / (losses) on sale of investment securities	1,088	248	339	10	—
Gain on sale of mortgage loans	8,813	6,620	3,473	3,119	2,702
Mortgage servicing income net of impairment	(1,308)	(2,760)	25	294	444
Increase in cash value of bank owned life insurance	566	557	554	566	556
Death benefit on bank owned life insurance	31	—	233	—	213
Other income	515	250	398	410	602
Total non–interest income	16,700	11,125	12,063	11,934	11,514
Non–interest expense
Salaries and employee benefits	18,832	15,629	16,591	16,841	16,948
Net occupancy expenses	3,107	3,190	3,252	3,106	3,131
Data processing	2,237	2,432	2,405	2,235	2,140
Professional fees	688	518	536	520	335
Outside services and consultants	1,561	1,759	1,915	1,415	1,552
Loan expense	2,876	2,692	2,099	2,438	2,198
FDIC insurance expense	570	235	150	—	(273)
Other losses	114	193	120	377	90
Other expenses	3,422	3,784	4,081	3,718	3,939
Total non–interest expense	33,407	30,432	31,149	30,650	30,060
Income before income taxes	24,638	16,632	13,239	22,463	24,541
Income tax expense	4,326	1,993	1,584	3,920	4,004
Net income	$20,312	$14,639	$11,655	$18,543	$20,537
Basic earnings per share	$0.46	$0.33	$0.26	$0.41	$0.46
Diluted earnings per share	0.46	0.33	0.26	0.41	0.46

Horizon Bancorp, Inc. Announces Third Quarter 2020 Financial Results

Condensed Consolidated Statements of Income
(Dollars in Thousands, Expect Per Share Data, Unaudited)
	Nine Months Ended
	September 30,
	2020	2019
Interest income
Loans receivable	$132,927	$136,862
Investment securities – taxable	6,923	9,552
Investment securities – non–taxable	12,294	8,520
Total interest income	152,144	154,934
Interest expense
Deposits	15,838	24,923
Borrowed funds	5,974	8,391
Subordinated notes	953	—
Junior subordinated debentures issued to capital trusts	2,061	2,348
Total interest expense	24,826	35,662
Net interest income	127,318	119,272
Credit loss expense	17,709	1,636
Net interest income after credit loss expense	109,609	117,636
Non–interest income
Service charges on deposit accounts	6,488	7,193
Wire transfer fees	699	474
Interchange fees	6,661	5,659
Fiduciary activities	6,398	5,986
Gains / (losses) on sale of investment securities	1,675	(85)
Gain on sale of mortgage loans	18,906	6,089
Mortgage servicing income net of impairment	(4,043)	1,620
Increase in cash value of bank owned life insurance	1,677	1,624
Death benefit on bank owned life insurance	264	580
Other income	1,163	1,984
Total non–interest income	39,888	31,124
Non-interest expense
Salaries and employee benefits	51,052	48,365
Net occupancy expenses	9,549	9,051
Data processing	7,074	6,245
Professional fees	1,742	1,426
Outside services and consultants	5,235	6,737
Loan expense	7,667	6,195
FDIC insurance expense	955	252
Other losses	427	363
Other expense	11,287	12,748
Total non–interest expense	94,988	91,382
Income before income taxes	54,509	57,378
Income tax expense	7,903	9,383
Net income	$46,606	$47,995
Basic earnings per share	$1.06	$1.12
Diluted earnings per share	$1.06	$1.11